UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 10, 2021 (May 5, 2021)

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders on May 5, 2021 (the “Annual Meeting”).

At the close of business on March 8, 2021, the record date of the Annual Meeting, the Company had 359,056,196 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual meeting, either in person at the virtual shareholder meeting or by proxy.

Class(es) of Common Stock	Aggregate No. of Shares	% of the Issued and Outstanding
Classes A and B	296,276,223	82.51%
Class B-1	175	28.00%
Class B-2	320	39.36%
Class B-3	309	24.00%
Class B-4	93	22.51%

The results of the proposals are as follows:

1.	The election of seventeen Equity Directors to serve until 2022 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	247,159,352	23,751,722	2,458,419
Timothy S. Bitsberger	257,961,211	15,081,204	327,078
Charles P. Carey	257,553,681	15,517,133	298,679
Dennis H. Chookaszian	256,357,277	16,692,322	319,894
Bryan T. Durkin	260,298,501	12,724,491	346,501
Ana Dutra	268,294,198	4,664,426	410,869
Martin J. Gepsman	252,207,306	20,811,707	350,480
Larry G. Gerdes	255,696,073	17,344,037	329,383
Daniel R. Glickman	219,859,522	50,001,771	3,508,260
Daniel G. Kaye	266,656,881	6,279,037	433,575
Phyllis M. Lockett	244,085,558	28,851,919	432,016
Deborah J. Lucas	270,752,621	2,191,894	424,978
Terry L. Savage	253,214,960	19,851,125	303,408
Rahael Seifu	271,669,471	1,272,392	427,630
William R. Shepard	258,212,621	14,830,058	326,814
Howard J. Siegel	259,339,392	13,694,251	335,850
Dennis A. Suskind	254,358,055	18,707,642	303,796

There were a total of 22,906,730 broker non-votes in this proposal.

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2021 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
290,527,012	5,313,241	435,970

3.	The approval, by advisory vote, of the compensation of the Company’s named executive officers (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
246,577,868	25,639,350	1,152,275

There were a total of 22,906,730 broker non-votes in this proposal.

4.	The election of Class B Directors:

a.

In the election of the three Class B-1 Directors, no quorum was achieved. Therefore, William W. Hobert, Patrick J. Mulchrone and Robert J. Tierney Jr. are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2022 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
William W. Hobert	156	8	11
Patrick J. Mulchrone	158	9	8
Robert J. Tierney Jr.	160	5	10

b.	The election of two Class B-2 Directors to serve until 2022 from a slate of four nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Michael G. Dennis	168	1	151
Yra G. Harris	89	1	230
Patrick W. Maloney	173	0	147
John (Jack) D. Newhouse Jr.	145	1	174

c.

In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2022 Annual Meeting or her earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Elizabeth A. Cook	273	22	14

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 10, 2021	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary